Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Directors of Barclays PLC

The Directors of Barclays Bank PLC

We consent to the incorporation by reference in the registration statements (File Numbers: 333-216377 and 333-212571) on Form F-3 and in the registration statements (File Numbers: 333-216361, 333-195098, 333-183110, 333-173899, 333-167232, 333-153723, 333-149302, 333-149301, 333-112797 and 333-112796) on Form S-8 of our report dated 21 February 2018, with respect to the consolidated balance sheet of Barclays PLC and subsidiaries as of 31 December 2017, and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated cash flow statement for the year then ended, and the related notes and specific disclosures described in Note 1 to the financial statements as being part of the consolidated financial statements, and the effectiveness of internal control over financial reporting as of 31 December 2017, which report appears in the Form 6-K of Barclays PLC and Barclays Bank PLC dated 22 February 2018.

We consent to the incorporation by reference in the registration statements (File Numbers: 333-216377 and 333-212571) on Form F-3 and in the registration statements (File Numbers: 333-216361, 333-195098, 333-183110, 333-173899, 333-167232, 333-153723, 333-149302, 333-149301, 333-112797 and 333-112796) on Form S-8 of our report dated 21 February 2018, with respect to the consolidated balance sheet of Barclays Bank PLC and subsidiaries as of 31 December 2017, and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated cash flow statement for the year then ended, and the related notes and specific disclosures described in the financial statements as being part of the consolidated financial statements, which report appears in the Form 6-K of Barclays PLC and Barclays Bank PLC dated 22 February 2018.

/s/ KPMG LLP
London, United Kingdom
February 22, 2018